EXHIBIT 16.1
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                            Janet Loss, C.P.A., P.C.
                            ------------------------
                           Certified Public Accountant
                           ---------------------------
                         1780 South Bellaire, Suite 334
                             Denver, Colorado 80220
                               Tel: (303) 782-0878


September 29, 2004


Office of the Chief Accountant
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Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.
USA  20549

Dear Sir and/or Madam:

I have read the statements about my firm included under Item 4.01 in the Form 8-K, dated September 29, 2004, of Andresmin Gold Corporation (formerly Anton Dist. Inc.) to be filed with the Securities and Exchange Commission and I am in agreement with the statements contained in paragraphs 1 and 2. I have no basis to agree or disagree with the statements in paragraph 3.

Yours truly,


/s/ Janet Loss

Janet Loss, C.P.A., P.C.


cc: Andresmin Gold Corporation